UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 25, 2016

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Rochester, Michigan – October 25, 2016. Tomorrow, Research Frontiers President and CEO Joseph M. Harary will present the benefits of SPD-SmartGlass at the Autonomous Vehicle Interior Design & Technology Symposium in Novi, Michigan.

Mr. Harary noted: “People want to be more connected to the outside world, and at the same time be connected to information and entertainment from their devices. They want protection from heat, light, glare and noise, and experience better security. Aircraft, trains and watercraft were the first experiences that many people have already had with autonomously-driven vehicles. Now that self-driving and assisted driving cars are entering the marketplace, we can apply what we have learned from the use of SPD-SmartGlass in the aircraft, train and marine industries to enhance the passenger experience, and apply it to vehicles currently under development in the automotive industry.”

Mr. Harary’s presentation will focus on a real-world analysis of the use, benefits and reliability of SPD-SmartGlass on automotive and other glazings. SPD-SmartGlass technology, which allows users to instantly vary the tint of glass or plastic, is currently being used in the automotive, aircraft, marine, architectural and museum industries. Some of the benefits include significant heat reduction inside the vehicle (by up to 18ºF/10ºC), UV protection, glare control, reduced noise and reduced fuel consumption. Independent calculations also show that use of SPD-SmartGlass can reduce CO2 emissions by four grams per kilometer, and increase the driving range of electric vehicles by approximately 5.5 percent.

With autonomously-driven vehicles, drivers are becoming more like passengers, and automakers are realizing that they had to focus even more on the human element and enhancing the passenger experience. In a world where the systems on the vehicle have migrated to a BYOD (bring-your-own-device) model, vehicle designers also must deal in new ways with making these devices more integrated with the passenger experience, and more readable inside the vehicle. In addition, almost every discussion of autonomously driven vehicles also focuses on ways to elegantly bring more information to passengers. Mr. Harary’s presentation will discuss these topics, and show how state-of-the-art products using SPD-SmartGlass technology have been successfully used in various industries to achieve the goals outlined above. His presentation will also outline what these factors mean to the current and future design of autonomously-driven vehicles.

Please see the event website for more information about the conference.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

By:	/s/ Seth L. Van Voorhees
Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 25, 2016